EXHIBIT 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911

ir@xilinx.com

XILINX REPORTS SECOND QUARTER FY04 RESULTS;
MARGINS AT HIGHEST LEVELS SINCE SEPTEMBER QUARTER OF CY2000

SAN JOSE, CA, OCTOBER 16, 2003 — Xilinx, Inc. (Nasdaq: XLNX) today announced results for the second quarter of fiscal 2004.  For the quarter, Xilinx recorded revenues of $315.5 million and a net income of $56.4 million, or $0.16 per diluted share.  This compares to revenues of $313.3 million and a net income of $46.2 million or $0.13 per share in the first quarter of fiscal 2004, which included a pre-tax $6.4 million charge relating to litigation.

Quarterly Information

(In millions, except EPS)

				Growth Rates
	Q2 FY 2004	Q1 FY 2004	Q2 FY 2003	Q-T-Q	Y-T-Y
Revenues	$315.5	$313.3	$277.9	1%	14%
Operating income	69.0	56.7	46.6	22%	48%
Net income	56.4	46.2	38.7	22%	46%
Net income per share	$0.16	$0.13	$0.11	23%	45%

Xilinx’s operating results improved significantly during the quarter.  Gross margin of 61% was better than expected and up from 60% in the prior quarter.   Firm expense controls resulted in operating margin improving to 22%, up from 18% in the prior quarter.  Similarly, net profit margin was 18%, up from 15% in the prior quarter.  Both operating margin and profit margin were at their highest levels since the September quarter of CY2000.  “Much of this improvement has been driven by the shift to 300mm wafer production, which enables significant cost reductions.  In the September quarter, over 50% of our wafers were produced using 300mm wafers, up from approximately 40% in the prior quarter.  Our early and aggressive move to 300mm technology is not only paying off, but providing Xilinx with a significant competitive cost advantage,” said Wim Roelandts, President and Chief Executive Officer.

“I am also pleased with the growth of our new products, which increased 22% during the quarter,” continued Roelandts.  “While sales from all products in this category increased sequentially, Virtex-II Pro™ and Spartan™-IIE FPGA sales were the strongest.  I am also encouraged by the rapid customer adoption of our new Spartan-3™ FPGA family.”  New product sales represented 32% of revenues, up from 26% last quarter and up from 21% in the same quarter a year ago.

Business Review – September Quarter FY04

•                       Xilinx generated $56 million in cash flow from operations

•                       Total inventory days at Xilinx and worldwide distributors were 117 days, down from 121 days last quarter.

•                       Accounts receivables days sales outstanding were 48, up from 40 in the prior quarter.

•                       Capital expenditures and depreciation were $9 million and $13 million, respectively.

Revenue by Geography:

	Percentages			Growth Rates
	Q2 FY 2004	Q1 FY 2004	Q2 FY 2003	Q-T-Q	Y-T-Y
North America	44%	44%	50%	3%	1%
Europe	19%	22%	22%	-16%	-5%
Japan	14%	16%	15%	-12%	4%
Asia Pacific/ROW	23%	18%	13%	27%	110%

Revenue by End Market:

	Percentages			Growth Rates
	Q2 FY 2004	Q1 FY 2004	Q2 FY 2003	Q-T-Q	Y-T-Y
Communications	49%	50%	58%	-2%	-4%
Storage & Servers	21%	19%	17%	8%	39%
Consumer, Industrial & Other	30%	31%	25%	0%	37%

Revenue by Product*:

Percentages

Growth Rates

Q2 FY 2004

Q1 FY 2004

Q2 FY 2003

Q-T-Q

Y-T-Y

New	32%	26%	21%	22%	73%
Mainstream	49%	54%	59%	-8%	-6%
Base	12%	13%	14%	-8%	-2%
Support	7%	7%	6%	4%	38%

*Products are classified as follows:

New products: Spartan-IIE, Spartan-3, Virtex®-II, Virtex-II Pro, Virtex-II Easypath™ and CoolRunner®- II products

Mainstream products: XC4000XL, XC4000XLA, XC4000XV, Spartan-II, SpartanXL, XC9500XL, XC9500XV, CoolRunner, Virtex®-E, Virtex products

Base products: XC2000, XC3000, XC3100, XC4000, XC5200, XC9500, Spartan, XC4000E, XC4000EX products

Support products: Configuration solutions, HardWire™, Software & Support/Services

Product Highlights – September Quarter FY04

•                       Cumulative sales from Xilinx’s Virtex family surpassed $2 billion during the quarter, setting a new industry milestone and solidifying the Virtex family’s position as the industry’s most popular FPGA.  Recently, Xilinx extended its FPGA leadership by shipping the world’s highest capacity FPGA during the quarter.  The XC2VP100 device contains 430 million transistors, 100K logic cells, 20 multi-gigabit transceivers and two PowerPC® processors. Virtex-II Pro devices continue to be the industry’s only devices in fully qualified production on 130nm and 300mm technology.

•                       On September 8th Xilinx introduced its new software suite, ISE6.1i.  The combination of ISE6.1i and Virtex-II Pro FPGAs offers customers 38% faster performance and 15% better logic utilization than the nearest competitive offering.

•                       Introduced in March 2003, Xilinx’s Spartan-3, low-cost FPGA family is already the fastest growing Spartan family in Xilinx history.  Four devices are now shipping in volume with hundreds of customers receiving shipments in the September quarter.  As the industry’s only 90nm FPGA, Spartan-3 devices leverage significant cost reductions, enabling Xilinx to offer customers an unprecedented one million gates for under $12.

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Business Outlook – December Quarter FY04

•                       Revenues expected to increase 4%+/- sequentially.

•                       Gross margin expected to increase to approximately 62%.

•                       Operating expenses for 14-week December quarter expected to increase by 7%.

•                       Other income expected to be approximately $5 million.

•                       Tax rate expected to be 25% for fiscal year 2004.

•                       Fully diluted share count expected to approximate 357 million.

Business Update – December Quarter FY04

A third quarter business update will be issued in the form of a press release after the market closes on Tuesday, December 2, 2003.  Financial guidance to the investment community will be limited to the points mentioned in the business update document.  Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, potential impact to customer ordering patterns, customer acceptance of our new products, the ability of our customers to manage their inventories, higher-than-anticipated product delinquencies, more customer volume discounts than expected, fluctuations in manufacturing yields, our ability to successfully migrate to 90nm process technology, currency fluctuations and their respective impact to customer purchasing power, variability in wafer pricing, stock price fluctuations and amount of share buyback, and other risk factors listed in our most recent Form 10K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands except per share amounts)

	Three months ended			Six months ended
	Sep. 27, 2003	Sep. 28, 2002	Jun. 28, 2003	Sep. 27, 2003	Sep. 28, 2002

Net revenues	$315,547	$277,871	$313,287	$628,834	$567,724

Cost of revenues	122,897	113,741	125,099	247,996	234,077
Research and development	59,286	55,272	59,542	118,828	112,048
Selling, general and administrative	60,833	58,582	62,013	122,846	117,479
Amortization of other intangibles	3,535	3,722	3,535	7,070	7,444
Litigation settlements	—	—	6,400	6,400	—
Total costs and expenses	246,551	231,317	256,589	503,140	471,048

Operating income	68,996	46,554	56,698	125,694	96,676
Interest and other income, net	6,217	5,770	4,957	11,174	11,061

Income before income taxes	75,213	52,324	61,655	136,868	107,737
Provision for income taxes	18,803	13,604	15,414	34,217	28,011
Net income	$56,410	$38,720	$46,241	$102,651	$79,726

Basic net income per share	$0.17	$0.11	$0.14	$0.30	$0.24
Diluted net income per share	$0.16	$0.11	$0.13	$0.29	$0.23

Common and equivalent shares used in computing net income per share amounts:
Basic	341,295	337,481	339,761	340,621	336,813
Diluted	353,366	346,902	351,780	352,705	349,681

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Sep. 27, 2003	Mar. 29, 2003
	(unaudited)	(1)

Current assets
Cash, cash equivalents and short-term investments	$745,145	$675,595
Accounts receivable, net	168,023	197,690
Inventories	109,937	111,504
Deferred tax assets and other current assets	192,377	190,493
Total current assets	1,215,482	1,175,282
Property, plant and equipment, net	372,745	382,983
Long-term investments	552,629	434,369
Investment in United Microelectronics Corp.	287,604	209,293
Other assets	208,913	219,749

Total assets	$2,637,373	$2,421,676

Current liabilities
Accounts payable and accrued liabilities	$229,656	$193,003
Deferred income on shipments to distributors	110,808	120,831

Total current liabilities	340,464	313,834

Deferred tax liabilities	160,115	157,103

Stockholders’ equity
Common stock and additional paid-in capital	787,144	747,556
Retained earnings	1,322,161	1,218,579
Treasury stock, at cost	(2,506)	(541)
Accumulated other comprehensive income (loss)	29,995	(14,855)

Total stockholders’ equity	2,136,794	1,950,739
Total liabilities and stockholders’ equity	$2,637,373	$2,421,676

(1) Derived from audited financial statements

Xilinx, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	Sept. 27, 2003	Sept. 28, 2002

Cash flows from operating activities:
Net income	$102,651	$79,726
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,928	36,856
Amortization of deferred compensation	2,299	3,668
Net gain on sale of available-for-sale securities	(4,237)	(2,514)
Litigation settlements	6,400	0
Tax benefit from exercise of stock options	20,048	10,869
Changes in assets and liabilities:
Accounts receivable, net	29,667	(26,813)
Inventories	1,567	(34,484)
Deferred income taxes	(3,026)	(4,732)
Prepaid expenses and other current assets	(9,336)	(6,832)
Other assets	6,583	(343)
Accounts payable	6,075	26,074
Accrued liabilities	(4,434)	12,750
Income taxes payable	5,837	21,144
Deferred income on shipments to distributors	(10,023)	23,017
Total adjustments	84,348	58,660
Net cash provided by operating activities	186,999	138,386

Cash flows from investing activities:
Purchases of available-for-sale securities	(1,276,710)	(686,515)
Proceeds from sale or maturity of available-for-sale securities	1,235,507	505,356
Purchases of property, plant and equipment	(17,306)	(24,220)
Net cash used in investing activities	(58,509)	(205,379)

Cash flows from financing activities:
Acquisition of treasury stock	(23,515)	(42,169)
Proceeds from issuance of common stock	40,136	24,773
Net cash provided by (used in) financing activities	16,621	(17,396)

Net increase (decrease) in cash and cash equivalents	145,111	(84,389)

Cash and cash equivalents at beginning of period	213,995	230,336

Cash and cash equivalents at end of period	$359,106	$145,947